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                                                                   EXHIBIT 10.08

                                UNICA CORPORATION

                        ADVISER'S STOCK OPTION AGREEMENT

1. Grant of Option. Unica Corporation, with a principal place of business at 170 Tracer Lane, Waltham, MA 02451 (the "Company"), hereby grants to ________ (the "Optionee"), a non-statutory option, pursuant to the Company's 2003 Stock Option Plan (the "Plan"), to purchase an aggregate of ______ shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company at a price of ______ per share, purchasable as set forth in and subject to the terms and conditions of this Agreement and the Plan.

2. Exercise of Option and Provisions for Termination.

         a) Vesting Schedule. Except as otherwise provided in this Agreement, this option may be exercised prior to the tenth
                  (10th) anniversary date of the date of grant (hereinafter the "Expiration Date"), on a cumulative basis as described below, in installments as to not more than the number of shares and during the respective installment periods set forth below, if the Optionee continues to serve the Company or any of its subsidiaries in the capacity of a consultant, advisor, director or employee (such service is described herein as maintaining or being involved in a "Business Relationship" with the Company).

                            Total Number of
Exercise Period            Shares Exercisable
---------------            ------------------

                  The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible during any exercise period it shall be exercisable, in whole or in part, with respect to all shares not so purchased, at any time prior to the Expiration Date or the earlier termination of this option. This option may not be exercised at any time after the Expiration Date.

                  ANY AND ALL SHARES OF COMMON STOCK ACQUIRED UPON EXERCISE OF THE FOREGOING OPTIONS SHALL BE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND COMPANY REPURCHASE RIGHTS SET FORTH IN SECTION 9 BELOW.

         b) Exercise Procedure. Subject to the conditions set forth in the Agreement, this option shall be exercised by the Optionee's delivery of written notice of exercise to the Treasurer of the Company, specifying the number of shares to be purchased and the purchase price to be paid therefore and accompanied by payment in full in accordance with Section 3. Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment. The Optionee may purchase less than the number of shares covered

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                  hereby, provided that no partial exercise of this option may be for any fractional share.

                  In connection with any such exercise, the Optionee acknowledges that it may be advisable for Optionee to make an election pursuant to Section 83(b) of the Internal Revenue Code.

         c) Continuous Service Required. Except as otherwise provided in this Section 2, this option may not be exercised unless ninety
                  (90) days prior to exercising this option, the Optionee was and has been at all times since that date of grant of this option, maintaining a Business Relationship with the Company.

         d) Exercise Period Upon Death or Disability. If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date, while he or she maintains a Business Relationship with the Company, this option shall be exercisable, within the period of one year following the date of death or disability of the Optionee (but in no event after the Expiration Date) by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution, provided that this option shall be exercisable by the Optionee only to the extent it was exercisable on the date of his or her death or disability. Except as otherwise indicated by the context, the term "Optionee", as used in this option, shall be deemed to include the estate of the Optionee, or any person who acquires the right to exercise this option by request or inheritance or otherwise by reason of the death of the Optionee.

3. Payment of Purchase Price.

         a) Method of Payment. Payment of the purchase price for shares purchased upon exercise of this option shall be made by delivery to the Company of cash or a check to the order of the Company in an amount equal to the purchase price of such shares, or by delivery to the Company of shares of Common Stock of the Company then owned by the Optionee having a fair market value equal in amount to the purchase price of such shares, or by any combination of such methods of payment.

         b) Valuation of Shares Tendered in Payment of Purchase Price. For the purposes hereof, the fair market value of any share of the Company's Common Stock which may be delivered to the Company in exercise of this option shall be determined in good faith by the Board of Directors of the Company. The Company shall promptly notify the Optionee of the Board's determination of fair market value and the Optionee shall notify the Company within ten (10) days whether he accepts such valuation, in which case such valuation shall be the "Fair Market Value" hereunder, or whether he chooses to invoke the appraisal process set forth in this Section 3(b). During the ten (10) day period following the Optionee's notice, each of the Company and the Optionee shall choose an appraiser and the

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                  two appraisers shall select a third appraiser, or if they are unable to agree on a third appraiser, then the appraisers shall request the American Arbitration Association to appoint a qualified appraiser, and the appointment by the American Arbitration Association shall be binding on the parties. All appraisers selected hereunder shall be disinterested parties who are experienced in the appraisal of closely held businesses and businesses engaged in activities similar to those conducted by the Company. The appraisers shall value the Company as a going concern. The appraisers shall be directed to issue a written report describing the method of valuation in reasonable detail, and to produce such valuation in thirty
                  (30) days from the date on which he or she obtains from the Company what he or she deems to be sufficient data from which to make the appraisal, but in no event later than forty-five
                  (45) days after the appointment of the appraisers, unless a longer period is agreed to in writing by the Company and the Optionee. The average of the two closest appraised values shall be the "Fair Market Value" per share which shall be conclusive and binding on the parties. The costs of the appraisal shall be borne equally by the parties unless the Company's initial determination of fair market value is less than the appraised fair market value by ten (10%) percent or more, in which case, the Company shall bear the costs of the appraisal.

         c) Delivery of Shares Tendered in Payment of Purchase Price. If the Optionee exercises the options by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

4. Delivery of Shares. The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action. No shares shall be issued and delivered upon the exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.

5. Non-transferability of Option. Except as provided in paragraph (d) of section 2, this option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process.

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6. No Special Rights. Nothing contained in the Plan or this option shall be construed or deemed by any person under any circumstances to bind the Company to continue its relationship with the Optionee for the period within which this option may be exercised.

7. Rights as a Stockholder. The Optionee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option unless and until such option is properly exercised in accordance with section 2(b). Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights until such option is properly exercised.

8. Stockholders Agreement. The Optionee agrees that upon the exercise of this option, the Optionee will enter into a certain Stockholders Agreement dated as of November 24, 1999 by and among the Company and the other parties named therein, as the same may be amended (the "Stockholders Agreement"), by executing a Joinder Agreement in substantially the form attached thereto. Notwithstanding anything to the contrary, the rights of the Company set forth under Section 9 of this Agreement shall take precedence over any rights set forth in Section 2 of the Stockholders Agreement. A copy of the Stockholders Agreement will be provided to the Optionee at the time this option is exercised or, at the request of the Optionee, prior to such exercise.

10. Recapitalization. In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, appropriate adjustment shall be made in the number and kind of shares to which this option shall be exercisable. Such adjustment to this option shall be made without change in the total price applicable to the unexercised portion of this option, and a corresponding adjustment in the option price per share shall be made.

11. Reorganization. In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, person or entity, or in case of a reorganization or liquidation of the Company, prior to the Expiration Date or termination of this option, all installments of this option set forth in
Section 2 shall become immediately vested and exercisable.

12. Withholding Taxes. The Company's obligation to deliver Shares shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

13. Investment Representations.

         The Optionee represents, warrants and covenants that:

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         a)       Any Shares purchased hereunder shall be acquired for the
                  Optionee's account for investment only, and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

         b) The Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Company.

         c) The Optionee is able to bear the economic risk of holding the Shares for any required holding periods.

14.      Miscellaneous.

         a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

         b) Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by Federal Express or similar overnight courier or by registered or certified mail, postage prepaid, addressed in any event to the parties at their respective addresses set forth beneath their names below, or to such other address of which the parties have given notice in accordance with this
                  Section 14(b). Such notices or other communications shall be deemed received (i) on the date delivered, if delivered personally, (ii) three business days after being deposited with the U.S. Post Office, if sent by registered or certified mail, unless the receipt for delivery states a different date or (iii) on the next business day, if sent by Federal Express or similar overnight courier, unless the receipt for delivery states a different date.

         c) This option shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         d) By acceptance of this option the Optionee agrees to the terms and conditions hereof.

         e) The Company certifies and represents that the 2003 Stock Option Plan dated July 23, 2003, is the current and effective version of the Stock Option Plan.

Date of Grant:                                     UNICA CORPORATION

                                                   By:__________________________
                                                   Title:
                                                   Address:
Accepted and Agreed:

___________________________
Optionee:
Address: